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                                                                    Exhibit 21.1

                            INTERSTATE HOTELS COMPANY
                              LIST OF SUBSIDIARIES

Cambridge Hotel Associates
Casa Marina Realty Corporation
Casa Marina Realty Partnership, L.P.
CHR Consulting Company, L.L.C.
CHR Services Company, L.L.C.
Colony de Mexico, S.A. de C.V.
Colony Hotels and Resorts Company
Colony International Management Company, L.L.C.
Continental Design & Supplies Company, L.L.C.
Crossroads Development Company
Crossroads Future Company, L.L.C.
Crossroads Future Corporation
Crossroads Hospitality Company, L.L.C.
Crossroads Hospitality Tenant Company, L.L.C.
Crossroads/Memphis Company, L.L.C.
Crossroads/Memphis Partnership, L.P.
Crossroads/Memphis Financing Company, L.L.C.
Crossroads/Memphis Financing Corporation
DFW/H&R, Inc.
Don CeSar Resort Hotel, Ltd.
Equity Bluefield, Inc.
Family Suites Corporation
Family Suites Limited Partnership
Family Suites Management Corporation
Family Suites Management Partnership, L.P.
FS Development Corporation
Hilltop Equipment Leasing Company, L.P.
HMC/Interstate Manhattan Beach, L.P.
HMC/Interstate Ontario, L.P.
HMC/Interstate Waterford, L.P.
HMG Beverage, Inc.
Host/Interstate Partnership, L.P.
Huntington Hotel Partners, L.P.
IHC/Atlanta Corporation
IHC/Blacksburg Corporation
IHC/Blacksburg Partnership, L.P.
IHC/Brentwood Corporation
IHC/Brentwood Partnership, L.P.
IHC/Burlington Corporation
IHC Capital Corporation
IHC/CG Portfolio Corporation
IHC/Chaz Corporation


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IHC/Colorado Springs Corporation
IHC/Conshohocken Corporation
IHC/Denver Corporation
IHC/FS Development Corporation
IHC/Houston Corporation
IHC/Huntington Corporation
IHC/Interstone Corporation
IHC/Interstone Partnership, L.P.
IHC/Interstone Partnership II, L.P.
IHC/Jacksonville Corporation
IHC/Jamaica Corporation
IHC/Lisle Corporation
IHC/Maryville Hotel Corporation
IHC Member Corporation
IHC/Miami Beach Corporation
IHC Miami Mortgage Corporation
IHC/Moscow Corporation
IHC/Park West Corporation
IHC/Pittsburgh Partnership, L.P.
IHC/Reach Corporation
IHC/Roanoke Corporation
IHC/Roanoke Partnership, L.P.
IHC/Santa Maria Corporation
IHC Services Company, L.L.C.
IHC/Texas Corporation
IHC Title Agency Corporation
IHC/Westborough Corporation
IHC/Westborough Partnership, L.P.
IHC/Williamsburg Corporation
IHP Holdings Partnership, L.P.
IHP Investment Company, L.L.C.
IHP/Class B Partnership, L.P.
Intercarp Limited Partnership
Interstate Hotels Corporation
Interstate/Montour Associates, Ltd.
Interstone Partners I L.P.
Interstone Three Partners I L.P.
Interstone Three Partners II L.P.
Interstone Three Partners IV L.P.
Interstone Three Partners III L.P.
Interstone/Atlanta Partnership, L.P.
Interstone/Conshohocken Partnership, L.P.
Interstone/CGL Partners, L.P.
Interstone/Colorado Springs Partnership, L.P.
Interstone/Denver Partnership, L.P.


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Interstone/Huntington Partnership, L.P.
Interstone/Houston Partnership, L.P.
Interstone/Lisle Partnership, L.P.
Interstone/Williamsburg Partnership, L.P.
Maryville Centre CBM Joint Venture
Maryville Centre Hotel Joint Venture
Northridge Insurance Company
Oak Hill Catering Company, Inc.
Orange Hotel Development Limited Partnership
Park West Hotel Associates
PW Land Associates Limited Partnership
Santa Maria Joint Venture
Syracuse Associates Corporation
Syracuse Realty Associates, L.P.
The Key West Reach Limited Partnership
Water Street Hotel Ltd.